Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO
 RECEIVABLES SALE AGREEMENT

THIS AMENDMENT NO. 1 TO RECEIVABLES SALE AGREEMENT (this “Amendment”) is entered into as of June 10, 2015 (the “Amendment Effective Date”), by and among:

(a)                                 KAPSTONE KRAFT PAPER CORPORATION, a Delaware corporation, KAPSTONE CONTAINER CORPORATION, a Georgia corporation, LONGVIEW FIBRE PAPER AND PACKAGING, INC., a Washington corporation, and KAPSTONE CHARLESTON KRAFT LLC, a Delaware limited liability company (collectively, the “Existing Originators”),

(b)                                 VICTORY PACKAGING, L.P., a Texas limited partnership (the “New Originator” and, together with the Existing Originators, the “Originators”),

(c)                                  KAPSTONE PAPER AND PACKAGING CORPORATION, a Delaware corporation, as servicer (the “Servicer”), and

(d)                                 KAPSTONE RECEIVABLES, LLC, a Delaware limited liability company (the “Buyer”).

Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Sale Agreement defined below.

W I T N E S S E T H:

WHEREAS, the Existing Originators, the Servicer and the Buyer have entered into that certain Receivables Sale Agreement dated as of September 26, 2014 (as amended, modified or restated from time to time, the “Sale Agreement”);

WHEREAS, the New Originator wishes to become an “Originator” under the Sale Agreement pursuant to this Amendment; and

WHEREAS, the parties hereto desire to amend the Sale Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.         New Originator Becomes a Party to Sale Agreement.  On the Amendment Effective Date, the New Originator shall become an “Originator” under the Sale Agreement and shall be bound by, and hereby agrees to comply with, the terms, conditions, provisions and obligations relating to an Originator under the Sale Agreement.

SECTION 2.         Representations and Warranties of the New Originator. The New Originator represents and warrants to the Buyer that all representations and warranties of an Originator set forth in Section 2.1 of the Sale Agreement are true and correct with respect to the New Originator on and as of the Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct with respect to the New Originator as of such earlier date.  All representations and warranties made hereunder shall be deemed to have been made by the New Originator under the Sale Agreement on the Amendment Effective Date.

SECTION 3.         Purchase of Receivables from the New Originator.  Effective as of the Amendment Effective Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth in the Sale Agreement, the New Originator hereby sells, assigns, transfers and otherwise conveys to the Buyer, without recourse (except to the extent expressly provided in the Sale Agreement), and the Buyer hereby purchases from the New Originator, all of the New Originator’s right, title and interest in and to all Receivables of the New Originator existing as of the close of business on June 9, 2015 and all such Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof.  In accordance with the preceding sentence, on the Amendment Effective Date, the Buyer shall acquire all of the New Originator’s right, title and interest in and to the Receivables Assets.  The Buyer shall be obligated to pay the Purchase Price for each Receivable purchased hereunder and under the Sale Agreement from the New Originator in accordance with Section 1.2 of the Sale Agreement. The New Originator hereby sells, transfers, assigns and otherwise conveys to the Buyer all of the New Originator’s right and title to and interest in the Records relating to all Receivables sold by it hereunder and under the Sale Agreement, without the need for any further documentation in connection with such Purchase.  The New Originator hereby transfers exclusive ownership, dominion and control of each Lock-Box and Collection Account to the Buyer.  All sales made hereunder shall be deemed to have been made by the New Originator under the Sale Agreement.

SECTION 4.         Amendments to the Sale Agreement.  Effective as of the Amendment Effective Date:

(a)                                 A new Section 2.1(y) which reads as follows is hereby added to the Sale Agreement:

(y)           Risk Retention:  The Originators, individually or through related entities, have collectively retained a material net economic interest in the Receivables in an amount at least equal to the percentage required under, and in a manner permitted by, Paragraph 1 of Article 405 of the European Union Capital Requirements Regulation(1) by reference to the portion of Receivables for which they are each an Originator, and have not entered into any credit risk mitigation or any short positions or any other hedge in a manner with respect to such net economic interest, except to the extent permitted by the European Union Risk Retention Requirements.

(c)                                  Exhibit II to the Sale Agreement is hereby amended and restated in its entirety to read as set forth in Annex 1 hereto.

(d)                                 Exhibit III to the Sale Agreement is hereby amended and restated in its entirety to read as set forth in Annex 2 hereto.

(1)  “European Union Risk Retention Requirements” means Part 5 (Articles 404-410) of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013), Commission Delegated Regulation (EU) No 625/2014 of 13 March 2014 and Commission Delegated Regulation (EU) No 602/2014 of 4 June 2014, as the same may be amended or re-enacted from time to time and any guidelines or related documents published from time to time in relation thereto by the European Banking Authority (or any predecessor or successor agency or authority) and the European Commission.  References herein to the European Union Risk Retention Requirements or to any Article or other provision thereof shall include (i) any corresponding law or rule in effect in any country in the European Economic Area and applicable (directly or indirectly) to Rabobank, and (ii) any amendments to the foregoing and any applicable order, instrument or regulation made or issued under the European Union Capital Requirements Regulation Directive (Directive 2013/36 (EU)).

SECTION 5.         Conversion and Name Change of New Originator.  Notwithstanding the limitations of Section 4.2(a) of the Sale Agreement, (a) the New Originator may (i) convert to a Texas limited liability company and (ii) change its legal name to “Victory Packaging LLC” on one Business Day’s notice to the Administrative Agent and (c) no opinion of counsel shall be required pursuant to Section 4.2(a)(C) of the Receivables Sale Agreement in connection with any such name change or conversion. For the avoidance of doubt, the New Originator shall be obligated to deliver the items contemplated by Section 4.2(a)(B) of the Receivables Sale Agreement promptly following any such name change or conversion.

SECTION 6.         Effect of Amendment.  Except as specifically amended hereby, the Sale Agreement and all exhibits and schedules attached thereto shall remain in full force and effect.  This Amendment shall not constitute a novation of the Sale Agreement, but shall constitute an amendment to the Sale Agreement and the exhibits attached thereto to the extent set forth herein.

SECTION 7.         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

SECTION 8.         Effectiveness. This Amendment shall become effective on the Amendment Effective Date subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

1.             The Administrative Agent shall have received the following:

(a)           Executed copies of this Amendment, duly executed by the parties hereto.

(b)           A copy of a Subordinated Note executed by the Buyer in favor of the New Originator.

(c)           A certificate of the Secretary of the New Originator’s general partner certifying:

(i)            A copy of the Resolutions of the Board of Directors of the New Originator’s general partner, authorizing the New Originator’s execution, delivery and performance of this Amendment and the performance of the Sale Agreement and the other documents to be delivered by it hereunder;

(ii)           A copy of the Organizational Documents of the New Originator (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the State of Texas on or within thirty (30) days prior to the Amendment Effective Date);

(iii)          A Good Standing Certificate for the New Originator issued by the Secretary of State of the State of Texas on or within thirty (30) days prior to the Amendment Effective Date; and

(iv)          The names and signatures of the officers of the New Originator authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder.

(d)           Pre-filing state and federal tax lien, judgment lien and UCC lien searches against the New Originator from the State of Texas and Houston County, Texas.

(e)           A financing statement in form suitable for filing with the Secretary of State of Texas in order to perfect the ownership interests in the Receivables of the New Originator contemplated by the Sale Agreement.

(f)            Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the New Originator.

(g)           A copy of all consents, if any, necessary to permit the New Originator to become an Originator under the Sale Agreement and to transfer its Receivables and the associated Related Security and Collections, free and clear of any Adverse Claim, duly executed by all requisite parties thereto.

(h)           A favorable opinion of legal counsel for the New Originator reasonably acceptable to the Administrative Agent which addresses the following matters:

(i)            Due authorization, execution, delivery, enforceability and other limited partnership matters of the New Originator as to this Amendment and the Sale Agreement;

(ii)           The creation of a valid and perfected security interest in favor of the Buyer (and the Administrative Agent as its total assignee) in all of the New Originator’s Receivables, the associated Related Security and proceeds of the foregoing;

(iii)          The existence of a “true sale” of the Receivables from the New Originator to the Buyer under the Sale Agreement; and

(v)           The inapplicability of the doctrine of substantive consolidation to the Buyer and the New Originator in connection with any bankruptcy proceeding involving the New Originator;

(vi)          A Certificate of the New Originator’s chief financial officer certifying that, as of the Amendment Effective Date, no Termination Event or Unmatured Termination Event exists and is continuing;

2.             Each of the representations and warranties contained in Article II of the Sale Agreement shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold; and

3.             All conditions precedent to the effectiveness of Amendment No. 1 to the Receivables Purchase Agreement and Amendment No. 1 to Performance Undertaking, both of even date herewith, shall have been satisfied.

SECTION 9.         Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles (other than section 5-1401 of the New York General Obligations law).

SECTION 10.       Execution in Counterparts; Severability.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have hereunder set their hands as of the date first above written.

KAPSTONE KRAFT PAPER CORPORATION,

as an Existing Originator

By:	/s/ Andrea K. Tarbox

Name: Andrea K. Tarbox

Title: VP and Chief Financial Officer

KAPSTONE CONTAINER CORPORATION,

as an Existing Originator

By:	/s/ Andrea K. Tarbox

Name: Andrea K. Tarbox

Title: VP and Chief Financial Officer

LONGVIEW FIBRE PAPER AND PACKAGING, INC., as an Existing Originator

By:	/s/ Andrea K. Tarbox

Name: Andrea K. Tarbox

Title: Chief Financial Officer

KAPSTONE CHARLESTON KRAFT LLC,

as an Existing Originator

By:	/s/ Andrea K. Tarbox

Name: Andrea K. Tarbox

Title: VP and Chief Financial Officer

VICTORY PACKAGING, L.P.,
as the New Originator

By:	/s/ Andrea K. Tarbox

Name: Andrea K. Tarbox

Title: Vice President

KAPSTONE PAPER AND PACKAGING CORPORATION, as Servicer

By:	/s/ Andrea K. Tarbox

Name: Andrea K. Tarbox

Title: VP and Chief Financial Officer

KAPSTONE RECEIVABLES, LLC,

as the Buyer

By:	/s/ Andrea K. Tarbox

Name: Andrea K. Tarbox

Title: Treasurer

Annex 1

Exhibit II

Jurisdiction of Organization; Organizational Identification Number; Principal Place of Business; Chief Executive Office; Other Location(s) of Records; Federal Employer Identification Number; Other Names

[As delivered to the Administrative Agent and the Purchasers]

Annex 2

Exhibit III

Lock-Boxes; Collection Accounts; Collection Banks(2)

[As delivered to the Administrative Agent and the Purchasers]

(2)  Shared customers of more than one Originator may remit payment for both Originators to one Lock-Box